UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 8, 2023

SUTRO BIOPHARMA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38662	47-0926186
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

111 Oyster Point Blvd,

South San Francisco, California, 94080

(Address of principal executive offices) (Zip Code)

(650) 881-6500

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	STRO	The Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.02 Termination of a Material Definitive Agreement.

On June 9, 2023, Sutro Biopharma, Inc. (the “Company”) received a notice of termination (the "Notice") from Celgene Corporation, a Bristol Myers Squibb company (“BMS”), of the Amended and Restated Collaboration and License Agreement, dated as of August 2, 2017, by and among the Company, Celgene Corporation and Celgene Alpine Investment Company II, LLC, as amended (the “Agreement”). The Company and Celgene Corporation originally entered into the collaboration governed by the Agreement in 2014, prior to BMS’s acquisition of Celgene Corporation.

Under the Agreement, the Company and BMS had been collaborating on an antibody-drug conjugate program targeting B cell maturation antigen, CC-99712. The Company has been informed by BMS that the decision to terminate the Agreement and stop development of CC-99712 was the result of a portfolio prioritization decision.

The termination of the Agreement is effective as of October 7, 2023 (the "Termination Date"). From and after the Termination Date, the Company will have sole worldwide rights to CC-99712.

Item 5.07. Submission of Matters to a Vote of Security Holders.

On June 8, 2023, the Company held its 2023 Annual Meeting of Stockholders, and the following proposals were adopted:

1.

Election of three Class II directors, identified in the table below, each to serve a three-year term, which will expire at the 2026 Annual Meeting of Stockholders and until such time as their respective successors have been duly elected and qualified or until their earlier resignation or removal:

Nominees	Shares For	Shares Withheld	Broker Non-Votes
William J. Newell	39,690,178	8,851,353	4,402,194
Connie Matsui	29,080,240	19,461,291	4,402,194
James Panek	31,714,990	16,826,541	4,402,194

2.	Ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
52,888,041	42,108	13,576	0

3.	Approval, on a non-binding advisory basis, the compensation of the Company’s named executive officers:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
39,146,793	9,377,370	17,368	4,402,194

4.

Approval of the amendment and restatement of the Company’s amended and restated certificate of incorporation to permit the exculpation of the Company’s officers from personal liability for certain breaches of the duty of care in certain actions:

Shares For	Shares Against	Shares Abstaining	Broker Non-Votes
43,016,509	5,507,942	17,080	4,402,194

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sutro Biopharma, Inc.

Date: June 14, 2023	By:	/s/ Edward Albini
Edward Albini
Chief Financial Officer